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                                                                      EXHIBIT 23

                            BIOSPHERICS INCORPORATED

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Biospherics Incorporated on Form S-8 (File No. 333-66053) and on Forms S-3 (File No. 333-44973 and 333-79593), of our report dated February 29, 2000, on our audits of the financial statements of Biospherics Incorporated as of December 31, 1999, and for each of the two years ended December 31, 1999 and 1998, which report is included in this Annual Report on Form 10-KSB.

/s/  PricewaterhouseCoopers LLP



Baltimore, Maryland
March 14, 2000


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